EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-33098 and 333-55656) and Form S-8 (Nos. 33-10169, 33-26726, 33-38362, 33-44663, 333-44364, 333-59692 and 333-59696) of Cleco Corporation of our report dated January 29, 2002, except Note 21, as to which the date is February 8, 2002, relating to the financial statements, which appears in this Current Report on Form 8-K dated March 4, 2002.

PricewaterhouseCoopers LLP

New Orleans, Louisiana
January 29, 2002